UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                  JUNE 27, 2006


                         MAGELLAN HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                       1-6639                  58-1076937
(State or Other Jurisdiction        (Commission File           (IRS Employer
      of Incorporation)                  Number)             Identification No.)


              55 NOD ROAD
           AVON, CONNECTICUT                                      06001
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (860) 507-1900


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            Magellan Health Services, Inc., a Delaware corporation ("Magellan"), Green Spring Health Services Inc., a Delaware corporation and wholly-owned subsidiary of Magellan ("Green Spring"), Magellan Sub Co. II, Inc., a Delaware corporation and wholly-owned subsidiary of Green Spring ("Merger Sub"), ICORE Healthcare, LLC, a Delaware limited liability company ("ICORE"), and Raju Mantena, as representative of the unitholders of ICORE entered into an Agreement and Plan of Merger dated as of June 27, 2006 (the "Merger Agreement"), pursuant to which Magellan will acquire all of the outstanding units of ICORE. Specifically, on the terms and subject to satisfaction of the conditions provided by the Merger Agreement, Merger Sub will be merged with and into ICORE, and ICORE will continue as the surviving company of the merger as a wholly-owned subsidiary of Green Spring (the "Merger").

            As consideration for the Merger, Magellan will pay a base price of $210 million and a potential earn-out of $75 million for the benefit of ICORE's unitholders, all of whom are members of ICORE's management team. Magellan may also be required to make a working capital adjustment payment for the benefit of ICORE's unitholders as provided in the Merger Agreement. The base price is payable in cash of $186 million and through a reinvestment in restricted stock of Magellan valued at $24 million, which stock will vest over three years, provided that the unitholders do not terminate their employment with Magellan or any subsidiary of Magellan. The earn-out has two parts: (i) up to $25 million based on earnings for the 18 month period ending December 31, 2007 and (ii) up to $50 million based on earnings in 2008. The earn-out, if earned, is payable 33 percent in cash and 67 percent in restricted stock of Magellan that vests over two years after issuance. Of the total amount of the base price, $25 million plus accrued interest will be deferred (the "Deferred Payment") until the third anniversary of the closing date of the Merger. Under certain circumstances relating to Magellan's financial condition, such as its credit rating falling below a B or B2, Magellan will be required to deposit an amount equal to the Deferred Payment into an escrow account.

            In the Merger Agreement, ICORE has made representations and warranties concerning its business and affairs and agreed to covenants concerning the conduct of its business between the signing of the Merger Agreement and the closing of the Merger customary in transactions of a like nature, including, subject to certain exceptions, agreeing (i) to conduct its business in the ordinary course consistent with past practice, (ii) not to engage in certain kinds of transactions significant to its business without Magellan's consent, (iii) not to solicit proposals relating to an alternative business combination and (iv) not to enter into discussions concerning or provide information in connection with an alternative business combination. Claims of indemnity which Magellan may have against ICORE arising out of the transaction (such as those relating to a breach of representations and warranties) will be paid first from a portion of the Deferred Payment (or from the escrow account, if established), subject to certain limitations. In the Merger Agreement, Magellan has also made representations and warranties concerning its affairs customary in transactions of a like nature. Certain


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
members of ICORE's management have entered into employment agreements with Magellan that will become effective upon the closing of the Merger.

            Consummation of the Merger is subject to customary conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required regulatory approvals and (ii) the absence of any law or order prohibiting the closing of the Merger. Magellan's obligation to close the Merger is subject to additional conditions, including (i) the absence of any events having a material adverse effect with respect to ICORE's business, (ii) the absence of any litigation with a reasonable likelihood of preventing the closing of the Merger or imposing certain limitations on ICORE or Magellan after the Merger, (iii) the attainment by ICORE of certain material third party consents, waivers and approvals and (iv) the approval of Magellan's lenders under its credit agreement. Magellan may waive any of such conditions. ICORE has represented that the Merger has received the necessary approval of its unitholders and, accordingly, such approval is not a condition of the Merger. Magellan currently expects the Merger to close by the end of September 2006 if not earlier.

            The Merger Agreement contains certain termination rights for both Magellan and ICORE customary in transactions of a like nature; ICORE is not entitled to terminate the agreement in favor of pursuing an alternative business combination.

ITEM 8.01.  OTHER EVENTS.

            On June 28, 2006, Magellan issued a press release announcing the execution of the Merger Agreement and providing guidance with respect to the ICORE business and the impact of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS


EXHIBIT NO.         DESCRIPTION
----------          -----------

   99.1             Press Release, dated June 28, 2006






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
                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MAGELLAN HEALTH SERVICES, INC.

                                            By: /s/ Mark S. Demilio
                                                -------------------------------
                                            Name: Mark S. Demilio
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

Dated:  June 29, 2006



















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
                                  EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION
----------          -----------

   99.1             Press Release, dated June 28, 2006.
































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